As filed with the Securities and Exchange Commission on September 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Address of Principal Executive Offices)(Zip Code)

Amended and Restated 1999 Employee Stock Purchase Plan

Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan

(Full titles of the plans)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Kratos Defense & Security Solutions, Inc.

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Name and address of agent for service)

(858) 812-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Amended and Restated 1999 Employee Stock Purchase Plan (3) Common Stock, par value $0.001 per share	1,500,000	$9.03	(5)	$13,545,000	$1,848
Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan (4) Common Stock, par value $0.001 per share	207,205	$9.03	(5)	$1,871,062	$256
TOTAL	1,707,205	n/a		$15,416,062	$2,104

(1)          Each share of common stock, par value $0.001 per share (“Common Stock”), of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Registrant”), includes a right to purchase one one-hundredth of a share of Series C Preferred Stock of the Registrant, par value $0.001 per share, under certain circumstances.

(2)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)          Represents 1,500,000 additional shares of Common Stock available for future issuance under the Registrant’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”).  The Registrant previously registered a total of 4,190,000 shares of Common Stock available for issuance under the ESPP on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) as to such number of shares and on such dates as follows: 700,000 shares on November 5, 1999 (File No. 333-90455); 80,000 shares on October 17, 2001 (File No. 333-71702); 135,000 shares on June 28, 2004 (File No. 333-116903); 1,500,000 shares on November 12, 2008 (File No. 333-155317); 625,000 shares on June 28, 2010 (File No. 333-167839); 250,000 shares on October 25, 2011 (File No. 333-177494); and 900,000 on July 27, 2012 (File No. 333-182910).  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.

(4)          Represents 207,205 additional shares of Common Stock available for future issuance under the Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan (the “2008 Integral Plan”).  The Registrant previously registered a total of 1,073,599 shares of Common Stock available for issuance under the 2008 Integral Plan on registration statements on Form S-8 filed with the Commission as to such number of shares and on such dates as follows: 42,061 shares on October 25, 2011 (File No. 333-177494); and 1,031,538 shares on March 8, 2012 (File No. 333-179977).

(5)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on September 11, 2013, as reported on the NASDAQ Global Select Market.  Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the ESPP.  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the registration statements filed by the Registrant with the Commission (File Nos. 333-90455, 333-71702, 333-116903, 333-155317, 333-167839, 333-177494, and 333-182910), with respect to securities offered pursuant to the ESPP and the contents of the registration statements filed by the Registrant with the Commission (File Nos. 333-177494 and 333-179977), with respect to securities offered pursuant to the 2008 Integral Plan, are hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/14/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.10	Amendment No. 1 to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

5.1	Opinion of Counsel, DLA Piper LLP (US).				X

23.1	Consent of Counsel, DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

24.1	Power of Attorney (contained in the signature pages of this Registration Statement).				X

99.1	Amended and Restated 1999 Employee Stock Purchase Plan.				X

99.2	Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, and the forms of agreement related thereto.	S-8	3/8/12	4.11

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of September, 2013.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric M. DeMarco
Eric M. DeMarco
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, the administrator of the ESPP has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of September, 2013.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Eric M. DeMarco
Eric M. DeMarco
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deborah Butera his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	September 13, 2013
Eric M. DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President and Chief Financial Officer	September 13, 2013
Deanna H. Lund	(Principal Financial Officer)
(Acting Principal Accounting Officer)

/s/ Scott I. Anderson	Director	September 13, 2013
Scott I. Anderson

/s/ Bandel L. Carano	Director	September 13, 2013
Bandel L. Carano

/s/ William A. Hoglund	Director	September 13, 2013
William A. Hoglund

/s/ Scot B. Jarvis	Director	September 13, 2013
Scot B. Jarvis

/s/ Jane E. Judd	Director	September 13, 2013
Jane E. Judd

/s/ Samuel N. Liberatore	Director	September 13, 2013
Samuel N. Liberatore

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/14/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

4.10	Amendment No. 1 to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

5.1	Opinion of Counsel, DLA Piper LLP (US).				X

23.1	Consent of Counsel, DLA Piper LLP (US) (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

24.1	Power of Attorney (contained in the signature pages of this Registration Statement).				X

99.1	Amended and Restated 1999 Employee Stock Purchase Plan.				X

99.2	Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, and the forms of agreement related thereto.	S-8	3/8/12	4.11